EXHIBIT 3(2)
                                                                    ------------

                                                   Amended as of October 1, 2001

                                 CODE OF BY-LAWS
                                       OF
                             UNION COMMUNITY BANCORP



                                    ARTICLE I

                                     Offices

     Section 1. Principal Office. The principal office (the "Principal Office") of Union Community Bancorp (the "Corporation") shall be at 221 East Main Street, Crawfordsville, Indiana 47933, or such other place as shall be determined by resolution of the Board of Directors of the Corporation (the "Board").

     Section 2. Other Offices. The Corporation may have such other offices at such other places within or without the State of Indiana as the Board may from time to time designate, or as the business of the Corporation may require.

                                   ARTICLE II

                                      Seal

     Section 1. Corporate Seal. The corporate seal of the Corporation (the "Seal") shall be circular in form and shall have inscribed thereon the words "Union Community Bancorp" and "INDIANA." In the center of the seal shall appear the word "Seal." Use of the Seal or an impression thereof shall not be required, and shall not affect the validity of any instrument whatsoever.

                                   ARTICLE III

                              Shareholder Meetings

     Section 1. Place of Meeting. Every meeting of the shareholders of the Corporation (the "Shareholders") shall be held at the Principal Office, unless a different place is specified in the notice or waiver of notice of such meeting or by resolution of the Board or the Shareholders, in which event such meeting may be held at the place so specified, either within or without the State of Indiana.

     Section 2. Annual Meeting. The annual meeting of the Shareholders (the "Annual Meeting") shall be held each year at 1:30 P.M. on the third Wednesday in April (or, if such day is a legal holiday, on the next succeeding day not a legal holiday), for the purpose of electing directors of the Corporation ("Directors") and for the transaction of such other business as may legally come before the Annual Meeting. If for any reason the Annual Meeting shall not be held at the date and time herein provided, the same may be held at any time thereafter, or the business to be transacted at such Annual Meeting may be transacted at any special meeting of the Shareholders (a "Special Meeting") called for that purpose.

     Section 3. Notice of Annual Meeting. Written or printed notice of the Annual Meeting, stating the date, time and place thereof, shall be delivered or mailed by the Secretary or an Assistant Secretary to each Shareholder of record entitled to notice of such Meeting, at such address as appears on the records of the Corporation, at least ten and not more than sixty days before the date of such Meeting.

     Section 4. Special Meetings. Special Meetings, for any purpose or purposes (unless otherwise prescribed by law), may be called by only the Chairman of the Board of Directors (the "Chairman"), if any, or by the Board, pursuant to a resolution adopted by a majority of the total number of Directors of the Corporation, to vote on the business proposed to be transacted thereat. All requests for Special Meetings shall state the purpose or purposes thereof, and the business transacted at such Meeting shall be confined to the purposes stated in the call and matters germane thereto.

     Section 5. Notice of Special Meetings. Written or printed notice of all Special Meetings, stating the date, time, place and purpose or purposes thereof, shall be delivered or mailed by the Secretary or the President or any Vice President calling the Meeting to each Shareholder of record entitled to notice of such Meeting, at such address as appears on the records of the Corporation, at least ten and not more than sixty days before the date of such Meeting.

     Section 6. Waiver of Notice of Meetings. Notice of any Annual or Special Meeting (a "Meeting") may be waived in writing by any Shareholder, before or after the date and time of the Meeting specified in the notice thereof, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Shareholder's attendance at any Meeting in person or by proxy shall constitute a waiver of (a) notice of such Meeting, unless the Shareholder at the beginning of the Meeting objects to the holding of or the transaction of business at the Meeting, and (b) consideration at such Meeting of any business that is not within the purpose or purposes described in the Meeting notice, unless the Shareholder objects to considering the matter when it is presented.

     Section 7. Quorum. At any Meeting, the holders of a majority of the voting power of all shares of the Corporation (the "Shares") issued and outstanding and entitled to vote at such Meeting (after giving effect to the provisions in Article 11 of the Articles of Incorporation of the Corporation, as the same may, from time to time, be amended (the "Articles")), represented in person or by proxy, shall constitute a quorum for the election of Directors or for the transaction of other business, unless otherwise provided by law, the Articles or this Code of By-Laws, as the same may, from time to time, be amended (these "By-Laws"). If, however, a quorum shall not be present or represented at any Meeting, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting of the date, time and place of the adjourned Meeting, unless the date of the adjourned Meeting requires that the Board fix a new record date (the "Record Date") therefor, in which case notice of the adjourned Meeting shall be given. At such adjourned Meeting, if a quorum shall be present or represented, any business may be transacted that might have been transacted at the Meeting as originally scheduled.

     Section 8. Voting. At each Meeting, every Shareholder entitled to vote shall have one vote for each Share standing in his name on the books of the Corporation as of the Record Date fixed by the Board for such Meeting, except as otherwise provided by law or the Articles, and except that no Share shall be voted at any Meeting upon which any installment is due and unpaid and no share which is not entitled to vote pursuant to Article 11 of the Articles shall be voted at any Meeting. Voting for Directors and, upon the demand of any Shareholder, voting upon any question properly before a Meeting, shall be by ballot. A plurality vote shall be necessary to elect any Director, and on all other matters, the action or a question shall be approved if the number of votes cast thereon in favor of the action or question exceeds the number of votes cast opposing the action or question, except as otherwise provided by law or the Articles.

     Section 9. Shareholder List. The Secretary shall prepare before each Meeting a complete list of the Shareholders entitled to notice of such Meeting, arranged in alphabetical order by class of Shares (and each series within a class), and showing the address of, and the number of Shares entitled to vote held by, each Shareholder (the "Shareholder List"). Beginning five business days before the Meeting and continuing throughout the Meeting, the Shareholder List shall be on file at the Principal Office or at a place identified in the Meeting notice in the city where the Meeting will be held, and shall be available for inspection by any Shareholder entitled to vote at the Meeting. On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Shareholder's purpose, and if the Shareholder List is directly connected with the Shareholder's purpose, a Shareholder (or such Shareholder's agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder's expense, during the period the Shareholder List is available for inspection. The original stock register or transfer book (the "Stock Book"), or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine the Shareholder List, or to notice of or to vote at any Meeting.

     Section 10. Proxies. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless a shorter or longer time is expressly provided therein.

     Section 11. Notice of Shareholder Business. At an Annual Meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the Meeting. To be properly brought before an Annual Meeting, business must be (a) specified in the notice of Meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the Meeting by or at the direction of the Board, or (c) otherwise properly brought before the Meeting by a Shareholder. For business to be properly brought before an Annual Meeting by a Shareholder, the Shareholder must have the legal right and authority to make the Proposal for consideration at the Meeting and the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days prior to the Meeting; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the Meeting is given or made to Shareholders (which notice or public disclosure shall include the date of the Annual Meeting specified in these
By-Laws, if such By-Laws have been filed with the Securities and Exchange Commission and if the Annual Meeting is held on such date), notice by the Shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and record address of the Shareholders proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholder, and
(d) any material interest of the Shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this
Section 11. The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Meeting that business was not properly brought before the Meeting and in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the Meeting and any such business not properly brought before the Meeting shall not be transacted. At any Special Meeting of the Shareholders, only such business shall be conducted as shall have been brought before the Meeting by or at the direction of the Board of Directors.

     Section 12. Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at a Meeting of Shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any Shareholder of the Corporation entitled to vote for the election of Directors at the Meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the Meeting; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the Meeting is given or made to Shareholders (which notice or public disclosure shall include the date of the Annual Meeting specified in these By-Laws, if such By-Laws have been filed with the Securities and Exchange Commission and if the Annual Meeting is held on such date), notice by the Shareholders to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the Meeting was mailed or such public disclosure was made. Such Shareholder's notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the Shareholder giving the notice (i) the name and record address of such Shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such Shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the Meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the Meeting and the defective nomination shall be disregarded.

                                   ARTICLE IV

                               Board of Directors

     Section 1. Number. The business and affairs of the Corporation shall be managed by a Board of not less than five (5) nor more than fifteen (15) Directors, as may be specified from time to time by resolution adopted by a majority of the total number of the Corporation's Directors, divided into three classes as provided in the Articles. If and whenever the Board of Directors has not specified the number of Directors, the number shall be seven. Directors (a) must have their primary domicile in Montgomery County, Indiana, and (b) must have a loan or deposit relationship with Union Federal Savings and Loan
Association which they have maintained for at least a continuous period of twelve (12) months immediately prior to their nomination to the Board (or in case of directors of the Corporation on September 11, 1997, prior to the filing of the Corporation's Articles). In addition, each Director who is not an employee of the Corporation or any of its subsidiaries must have served as a member of a civic or community organization based in Montgomery County, Indiana for at least a continuous period of twelve (12) months during the five (5) years prior to his or her nomination to the Board. In the event the Corporation acquires another financial institution by purchase or merger, the Board may waive one or more of the eligibility requirements of Board membership set forth in this section for one prospective Board member whom the Board may nominate or appoint to the Board as part of the acquisition of the other financial institution by the Corporation; provided however, the prospective Board member must be a member of the Board of the acquired financial institution and meet all of the eligibility requirements of this section with respect to the acquired financial institution. The Board may elect or appoint, from among its members, a Chairman of the Board (the "Chairman"), who need not be an officer (an "Officer") or employee of the Corporation. The Chairman, if elected or appointed, shall preside at all Shareholder Meetings and Board Meetings and shall have such other powers and perform such other duties as are incident to such position and as may be assigned by the Board.

     Section 2. Vacancies and Removal. Any vacancy occurring in the Board shall be filled as provided in the Articles. Shareholders shall be notified of any increase in the number of Directors and the name, principal occupation and other pertinent information about any Director elected by the Board to fill any vacancy. Any Director, or the entire Board, may be removed from office only as provided in the Articles.

     Section 3. Powers and Duties. In addition to the powers and duties expressly conferred upon it by law, the Articles or these By-Laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not inconsistent with the law, the Articles or these By-Laws.

     Section 4. Annual Board Meeting. Unless otherwise determined by the Board, the Board shall meet each year immediately after the Annual Meeting, at the place where such Meeting has been held, for the purpose of organization, election of Officers of the Corporation (the "Officers") and consideration of any other business that may properly be brought before such annual meeting of the Board (the "Annual Board Meeting"). No notice shall be necessary for the holding of the Annual Board Meeting. If the Annual Board Meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board (a "Board Meeting").

     Section 5. Regular Board Meetings. Regular meetings of the Board ("Regular Board Meetings") may be held at stated times or from time to time, and at such place, either within or without the State of Indiana, as the Board may determine, without call and without notice.

     Section 6. Special Board Meetings. Special meetings of the Board ("Special Board Meetings") may be called at any time or from time to time, and shall be called on the written request of at least two Directors, by the Chairman or the President, by causing the Secretary or any Assistant Secretary to give to each Director, either personally or by mail, telephone, telegraph, teletype or other form of wire or wireless communication at least two days' notice of the date, time and place of such Meeting. Special Board Meetings shall be held at the Principal Office or at such other place, within or without the State of Indiana, as shall be specified in the respective notices or waivers of notice thereof.

     Section 7. Waiver of Notice and Assent. A Director may waive notice of any Board Meeting before or after the date and time of the Board Meeting stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records. A Director's attendance at or participation in a Board Meeting shall constitute a waiver of notice of such Meeting and assent to any corporate action taken at such Meeting, unless (a) the Director at the beginning of such Meeting (or promptly upon his arrival) objects to holding of or transacting business at the Meeting and does not thereafter vote for or assent to action taken at the Meeting; (b) the Director's dissent or abstention from the action taken is entered in the minutes of such Meeting; or (c) the Director delivers written notice of his dissent or abstention to the presiding Director at such Meeting before its adjournment, or to the Secretary immediately after its adjournment. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

     Section 8. Quorum. At all Board Meetings, a majority of the number of Directors designated for the full Board (the "Full Board") shall be necessary to constitute a quorum for the transaction of any business, except (a) that for the purpose of filling of vacancies a majority of Directors then in office shall constitute a quorum, and (b) that a lesser number may adjourn the Meeting from time to time until a quorum is present. The act of a majority of the Board present at a Meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles or these By-Laws.

     Section 9. Audit and Other Committees of the Board. The Board may, by resolution adopted by a majority of the Full Board, designate an Audit Committee comprised of two or more Directors, which shall have such authority and exercise such duties as shall be provided by resolution of the Board. The Board may, by resolution adopted by such majority, also designate other regular or special committees of the Board ("Committees"), in each case comprised of two or more Directors and to have such powers and exercise such duties as shall be provided by resolution of the Board.

     Section 10. Resignations. Any Director may resign at any time by giving written notice to the Board, The Chairman, the President or the Secretary. Any such resignation shall take effect when delivered unless the notice specifies a later effective date. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

                                    ARTICLE V

                                    Officers

     Section 1. Officers. The Officers shall be the President, the Secretary and the Treasurer, and may include one or more Assistant Secretaries, one or more Vice Presidents, one or more Assistant Treasurers, a Comptroller and one or more Assistant Comptrollers. Any two or more offices may be held by the same person. The Board may from time to time elect or appoint such other Officers as it shall deem necessary, who shall exercise such powers and perform such duties as may be prescribed from time to time by these By-Laws or, in the absence of a provision in these By-Laws in respect thereto, as may be prescribed from time to time by the Board.

     Section 2. Election of Officers. The Officers shall be elected by the Board at the Annual Board Meeting and shall hold office for one year or until their respective successors shall have been duly elected and shall have qualified; provided, however, that the Board may at any time elect one or more persons to new or different offices and/or change the title, designation and duties and responsibilities of any of the Officers consistent with the law, the Articles and these By-Laws.

     Section 3. Vacancies; Removal. Any vacancy among the Officers may be filled for the unexpired term by the Board. Any Officer may be removed at any time by the affirmative vote of a majority of the Full Board.

     Section 4. Delegation of Duties. In the case of the absence, disability, death, resignation or removal from office of any Officer, or for any other reason that the Board shall deem sufficient, the Board may delegate, for the time being, any or all of the powers or duties of such Officer to any other Officer or to any Director.

     Section 5. President. The President shall be a Director and, subject to the control of the Board, shall have general charge of and supervision and authority over the business and affairs of the Corporation, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Board. In the case of the absence or disability of the Chairman or if no Chairman shall be elected or appointed by the Board, the President shall preside at all Shareholder Meetings and Board Meetings.

     Section 6. Vice Presidents. Each of the Vice Presidents, if any, shall have such powers and perform such duties as may be prescribed for him by the Board or delegated to him by the President. In the case of the absence, disability, death, resignation or removal from office of the President, the powers and duties of the President shall, for the time being, devolve upon and be exercised by the Executive Vice President, if there be one, and if not, then by such one of the Vice Presidents as the Board or the President may designate, or, if there be but one Vice President, then upon such Vice President; and he shall thereupon, during such period, exercise and perform all of the powers and duties of the President, except as may be otherwise provided by the Board.

     Section 7. Secretary. The Secretary shall have the custody and care of the Seal, records, minutes and the Stock Book of the Corporation; shall attend all Shareholder Meetings and Board Meetings, and duly record and keep the minutes of their proceedings in a book or books to be kept for that purpose; shall give or cause to be given notice of all Shareholder Meetings and Board Meetings when such notice shall be required; shall file and take charge of all papers and documents belonging to the Corporation; and shall have such other powers and perform such other duties as are incident to the office of secretary of a business corporation, subject at all times to the direction and control of the Board and the President.

     Section 8. Assistant Secretaries. Each of the Assistant Secretaries, if any, shall assist the Secretary in his duties and shall have such other powers and perform such other duties as may be prescribed for him by the Board or delegated to him by the President. In case of the absence, disability, death, resignation or removal from office of the Secretary, his powers and duties shall, for the time being, devolve upon such one of the Assistant Secretaries as the Board, the President or the Secretary may designate, or, if there be but one Assistant Secretary, then upon such Assistant Secretary; and he shall thereupon, during such period, exercise and perform all of the powers and duties of the Secretary, except as may be otherwise provided by the Board.

     Section 9. Treasurer. The Treasurer shall have control over all records of the Corporation pertaining to moneys and securities belonging to the Corporation; shall have charge of, and be responsible for, the collection, receipt, custody and disbursements of funds of the Corporation; shall have the custody of all securities belonging to the Corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall disburse the funds of the Corporation as may be ordered by the Board, taking proper receipts or making proper vouchers for such disbursements and preserving the same at all times during his term of office. When necessary or proper, he shall endorse on behalf of the Corporation all checks, notes or other obligations payable to the Corporation or coming into his possession for or on behalf of the Corporation, and shall deposit the funds arising therefrom, together with all other funds and valuable effects of the Corporation coming into his possession, in the name and the credit of the Corporation in such depositories as the Board from time to time shall direct, or in the absence of such action by the Board, as may be determined by the President or any Vice President. If the Board has not elected a Comptroller or an Assistant Comptroller, or in the absence or disability of the Comptroller and each Assistant Comptroller or if, for any reason, a vacancy shall occur in such offices, then during such period the Treasurer shall have, exercise and perform all of the powers and duties of the Comptroller. The Treasurer shall also have such other powers and perform such other duties as are incident to the office of treasurer of a business corporation, subject at all times to the direction and control of the Board and the President.

     If required by the Board, the Treasurer shall give the Corporation a bond, in such an amount and with such surety or sureties as may be ordered by the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 10. Assistant Treasurers. Each of the Assistant Treasurers, if any, shall assist the Treasurer in his duties, and shall have such other powers and perform such other duties as may be prescribed for him by the Board or delegated to him by the President. In case of the absence, disability, death, resignation or removal from office of the Treasurer, his powers and duties shall, for the time being, devolve upon such one of the Assistant Treasurers as the Board, the President or the Treasurer may designate, or, if there be but one Assistant Treasurer, then upon such Assistant Treasurer; and he shall thereupon, during such period, exercise and perform all the powers and duties of the Treasurer except as may be otherwise provided by the Board. If required by the Board, each Assistant Treasurer shall likewise give the Corporation a bond, in such amount and with such surety or sureties as may be ordered by the Board, for the same purposes as the bond that may be required to be given by the Treasurer.

     Section 11. Comptroller. The Comptroller, if any, shall have direct control over all accounting records of the Corporation pertaining to moneys, properties, materials and supplies, including the bookkeeping and accounting departments; shall have direct supervision over the accounting records in all other departments pertaining to moneys, properties, materials and supplies; shall render to the President and the Board, at Regular Board Meetings or whenever the same shall be required, an account of all his transactions as Comptroller and of the financial condition of the Corporation; and shall have such other powers and perform such other duties as are incident to the office of comptroller of a business corporation, subject at all times to the direction and control of the Board and the President.

     Section 12. Assistant Comptrollers. Each of the Assistant Comptrollers, if any, shall assist the Comptroller in his duties, and shall have such other powers and perform such other duties as may be prescribed for him by the Board or delegated to him by the President. In case of the absence, disability, death, resignation or removal from office of the Comptroller, his powers and duties shall, for the time being, devolve upon such one of the Assistant Comptrollers as the Board, the President or the Comptroller may designate, or, if there be but one Assistant Comptroller, then upon such Assistant Comptroller; and he shall thereupon, during such period, exercise and perform all the powers and duties of the Comptroller, except as may be otherwise provided by the Board.

                                   ARTICLE VI

                             Certificates for Shares

     Section 1. Certificates. Certificates for Shares ("Certificates") shall be in such form, consistent with law and the Articles, as shall be approved by the Board. Certificates for each class, or series within a class, of Shares, shall be numbered consecutively as issued. Each Certificate shall state the name of the Corporation and that it is organized under the laws of the State of Indiana; the name of the registered holder; the number and class and the designation of the series, if any, of the Shares represented thereby; and a summary of the designations, relative rights, preferences and limitations applicable to such class and, if applicable, the variations in rights, preferences and limitations determined for each series and the authority of the Board to determine such variations for future series; provided, however, that such summary may be omitted if the Certificate states conspicuously on its front or back that the Corporation will furnish the Shareholder such information upon written request and without charge. Each Certificate shall be signed (either manually or in facsimile) by (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary, or by any two or more Officers that may be designated by the Board, and may have affixed thereto the Seal, which may be a facsimile, engraved or printed.

     Section 2. Record of Certificates. Shares shall be entered in the Stock Book as they are issued, and shall be transferable on the Stock Book by the holder thereof in person, or by his attorney duly authorized thereto in writing, upon the surrender of the outstanding Certificate therefor properly endorsed.

     Section 3. Lost or Destroyed Certificates. Any person claiming a Certificate to be lost or destroyed shall make affidavit or affirmation of that fact and, if the Board or the President shall so require, shall give the Corporation and/or the transfer agents and registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the Board or the President and/or the transfer agents and registrars, in such amount as the Board or the President may direct and/or the transfer agents and registrars may require, whereupon a new Certificate may be issued of the same tenor and for the same number of Shares as the one alleged to be lost or destroyed.

     Section 4. Shareholder Addresses. Every Shareholder shall furnish the Secretary with an address to which notices of Meetings and all other notices may be served upon him or mailed to him, and in default thereof notices may be addressed to him at his last known address or at the Principal Office.

                                   ARTICLE VII

                           Corporate Books and Records

     Section 1. Places of Keeping. Except as otherwise provided by law, the Articles or these By-Laws, the books and records of the Corporation (including the "Corporate Records," as defined in the Articles) may be kept at such place or places, within or without the State of Indiana, as the Board may from time to time by resolution determine or, in the absence of such determination by the Board, as shall be determined by the President.

     Section 2. Stock Book. The Corporation shall keep at the Principal Office the original Stock Book or a duplicate thereof, or, in case the Corporation employs a stock registrar or transfer agent within or without the State of Indiana, another record of the Shareholders in a form that permits preparation of a list of the names and addresses of all the Shareholders, in alphabetical order by class of Shares, stating the number and class of Shares held by each Shareholder (the "Record of Shareholders").

     Section  3.  Inspection  of  Corporate  Records.  Any  Shareholder  (or the
Shareholder's agent or attorney authorized in writing) shall be entitled to inspect and copy at his expense, after giving the Corporation at least five business days' written notice of his demand to do so, the following Corporate
Records: (1) the Articles; (2) these By-Laws; (3) minutes of all Shareholder Meetings and records of all actions taken by the Shareholders without a meeting (collectively, "Shareholders Minutes") for the prior three years; (4) all written communications by the Corporation to the Shareholders including the financial statements furnished by the Corporation to the Shareholders for the prior three years; (5) a list of the names and business addresses of the current Directors and the current Officers; and (6) the most recent Annual Report of the Corporation as filed with the Secretary of State of Indiana. Any Shareholder (or the Shareholder's agent or attorney authorized in writing) shall also be entitled to inspect and copy at his expense, after giving the Corporation at least five business days' written notice of his demand to do so, the following Corporate Records, if his demand is made in good faith and for a proper purpose and describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose: (1) to the extent not subject to inspection under the previous sentence, Shareholders Minutes, excerpts from minutes of Board Meetings and of Committee meetings, and records of any actions taken by the Board or any Committee without a meeting; (2) appropriate accounting records of the Corporation; and (3) the Record of Shareholders.

     Section 4. Record Date. The Board may, in its discretion, fix in advance a Record Date not more than seventy days before the date (a) of any Shareholder Meeting, (b) for the payment of any dividend or the making of any other distribution, (c) for the allotment of rights, or (d) when any change or conversion or exchange of Shares shall go into effect. If the Board fixes a Record Date, then only Shareholders who are Shareholders of record on such Record Date shall be entitled (a) to notice of and/or to vote at any such Meeting, (b) to receive any such dividend or other distribution, (c) to receive any such allotment of rights, or (d) to exercise the rights in respect of any such change, conversion or exchange of Shares, as the case may be, notwithstanding any transfer of Shares on the Stock Book after such Record Date.

     Section 5. Transfer Agents; Registrars. The Board may appoint one or more transfer agents and registrars for its Shares and may require all Certificates to bear the signature either of a transfer agent or of a registrar, or both.

                                  ARTICLE VIII

                    Checks, Drafts, Deeds and Shares of Stock

     Section 1. Checks, Drafts, Notes, Etc. All checks, drafts, notes or orders for the payment of money of the Corporation shall, unless otherwise directed by the Board or otherwise required by law, be signed by one or more Officers as authorized in writing by the President. In addition, the President may authorize any one or more employees of the Corporation ("Employees") to sign checks, drafts and orders for the payment of money not to exceed specific maximum amounts as designated in writing by the President for any one check, draft or order. When so authorized by the President, the signature of any such Officer or Employee may be a facsimile signature.

     Section 2. Deeds, Notes, Bonds, Mortgages, Contracts, Etc. All deeds, notes, bonds and mortgages made by the Corporation, and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party, shall be executed in its name by the President, a Vice President or any other Officer so authorized by the Board and, when necessary or required, the Secretary or an Assistant Secretary shall attest the execution thereof. All written contracts and agreements into which the Corporation enters in the ordinary course of corporate business shall be executed by any Officer or by any other Employee designated by the President or a Vice President to execute such contracts and agreements.

     Section 3. Sale or Transfer of Stock. Subject always to the further orders and directions of the Board, any share of stock issued by any corporation and owned by the Corporation (including reacquired Shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or a Vice President, and said endorsement shall be duly attested by the Secretary or an Assistant Secretary either with or without affixing thereto the Seal.

     Section 4. Voting of Stock of Other Corporations. Subject always to the further orders and directions of the Board, any share of stock issued by any other corporation and owned or controlled by the Corporation (an "Investment Share") may be voted at any shareholders' meeting of such other corporation by the President or by a Vice President. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholder's consent in respect of any Investment Share, such proxy or consent shall be executed in the name of the Corporation by the President or a Vice President, and, when necessary or required, shall be attested by the Secretary or an Assistant Secretary either with or without affixing thereto the Seal. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote an Investment Share the same as such Investment Share might be voted by the Corporation.

                                   ARTICLE IX

                                   Fiscal Year

     Section 1. Fiscal Year. The Corporation's fiscal year shall begin on January 1 of each year and end on December 31 of the same year.

                                    ARTICLE X

                                   Amendments

     Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, and new By-Laws may be adopted, at any Board Meeting by the affirmative vote of a majority of the Full Board.